Exhibit 99.1

UBS AG

LETTER OF INSTRUCTION

With respect to the Exchange Offers Regarding

All Outstanding Securities of the Series A Exchange Traded Access Securities (“ETNs”)

Issued by UBS AG and UBS Switzerland AG Specified Below

For

The Securities of the Corresponding Series of Series B ETNs

Issued by UBS AG

First Exchange Date: 5:00 p.m., New York City Time, January 15, 2020

Second Exchange Date: 5:00 p.m., New York City Time, January 30, 2020

Third Exchange Date: 5:00 p.m., New York City Time, February 13, 2020

Fourth Exchange Date: 5:00 p.m., New York City Time, March 3, 2020

Fifth Exchange Date: 5:00 p.m., New York City Time, March 17, 2020

Sixth Exchange Date: 5:00 p.m., New York City Time, March 31, 2020

Seventh Exchange Date: 5:00 p.m., New York City Time, April 16, 2020

Final Expiration Date: 5:00 p.m., New York City Time, May 1, 2020, unless extended

Aggregate Number of Securities Outstanding as of December 2, 2019	Title of Series A ETNs	CUSIP No. of Series A ETNs	Ticker Symbols of Series A ETNs	Title of Series B ETNs Being Offered	CUSIP No. of Series B ETNs	Ticker Symbols of Series B ETNs
17,900,000	ETRACS Alerian MLP Index ETN due July 18, 2042	90267B682	AMU	ETRACS Alerian MLP Index ETN, Series B due July 18, 2042	90274D374	AMUB
13,100,000	2xLeveraged Long ETRACS Linked to the Wells Fargo Business Development Company Index due May 24, 2041	90267B765	BDCL	2xLeverged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041	90274D424	LBDC
4,355,000	ETRACS Linked to the Wells Fargo Business Development Company Index due April 26, 2041	902641588	BDCS	ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041	90274D416	BDCZ
17,000,000	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043	90270L842	CEFL	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043	90269A468	CEFZ
2,938,680	ETRACS Linked to the Bloomberg Commodity Index Total Return due October 31, 2039	902641679	DJCI	ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039	90269A450	DJCB
46,850,000	ETRACS Linked to the Alerian MLP Infrastructure Index due April 2, 2040	902641646	MLPI	ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040	90274D382	MLPB

Aggregate Number of Securities Outstanding as of December 2, 2019	Title of Series A ETNs	CUSIP No. of Series A ETNs	Ticker Symbols of Series A ETNs	Title of Series B ETNs Being Offered	CUSIP No. of Series B ETNs	Ticker Symbols of Series B ETNs
30,240,000	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042	90269A302	MORL	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042	90274D432	MRRL
4,728,590	ETRACS Linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due April 5, 2038	902641778	UCI	ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038	90274D390	UCIB

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated December [•], 2019 (together with the applicable Annex(es) the “Prospectus”) of UBS AG (the “Issuer”) with respect to the Issuer’s exchange offers set forth therein (the “Exchange Offers”). I understand that the Exchange Offers must be accepted on or before 5:00 p.m. New York City Time on an Applicable Exchange Date (defined below) in order for my Series B ETNs to settle on the next applicable Settlement Date (and in any event must be accepted before 5:00 p.m. New York City time on the Final Expiration Date), unless extended.

Exchange Date	Settlement Date
For Series A ETNs validly tendered on or after the date hereof but prior to 5:00 p.m., New York City time, on January 15, 2020 (the “First Exchange Date”) (the “First Exchange Period”)	January 17, 2020 (the “First Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the First Exchange Date but prior to 5:00 p.m., New York City time, on January 30, 2020 (the “Second Exchange Date”)

(the “Second Exchange Period”)

February 3, 2020 (the “Second Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Second Exchange Date but prior to 5:00 p.m., New York City time, on February 13, 2020 (the “Third Exchange Date”)

(the “Third Exchange Period”)

February 18, 2020 (the “Third Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Third Exchange Date but prior to 5:00 p.m., New York City time, on March 3, 2020 (the “Fourth Exchange Date”)

(the “Fourth Exchange Period”)

March 5, 2020 (the “Fourth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fourth Exchange Date but prior to 5:00 p.m., New York City time, on March 17, 2020 (the “Fifth Exchange Date”)

(the “Fifth Exchange Period”)

March 19, 2020 (the “Fifth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m.. New York City time, on the Fifth Exchange Date but prior to 5:00 p.m., New York City time, on March 31, 2020 (the “Sixth Exchange Date”)

(the “Sixth Exchange Period”)

April 2, 2020 (the “Sixth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m.. New York City time, on the Sixth Exchange Date but prior to 5:00 p.m., New York City time, on April 16, 2020 (the “Seventh Exchange Date”)

(the “Seventh Exchange Period”)

April 20, 2020 (the “Seventh Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Seventh Exchange Date but prior to 5:00 p.m., New York City time, on the Final Expiration Date

(the “Final Exchange Period”)

May 5, 2020 (the “Final Settlement Date”)

The First Exchange Period, Second Exchange Period, Third Exchange Period, Fourth Exchange Period, Fifth Exchange Period, Sixth Exchange Period, Seventh Exchange Period and the Final Exchange Period are each referred to herein as an “Exchange Period” and together as the “Exchange Periods.”

The First Exchange Date, Second Exchange Date, Third Exchange Date, Fourth Exchange Date, Fifth Exchange Date, Sixth Exchange Date, Seventh Exchange Date and the Final Expiration Date are each referred to herein as an “Applicable Exchange Date.”

This letter instructs you as to action to be taken by you relating to the Exchange Offers with respect to the applicable series of the Issuer’s Series A ETNs (as set forth in the table below) held by you for the account of the undersigned.

The total number of Series A ETNs of each applicable series held by you for the account of the undersigned is (FILL IN AMOUNT):

Title of Series A ETN	CUSIP Number	Total Number of Series A ETNs Held
ETRACS Alerian MLP Index ETN due July 18, 2042 (Ticker: AMU)	90267B682

2xLeveraged Long ETRACS linked to the Wells Fargo Business Development Company Index due May 24, 2041 (Ticker: BDCL)	90267B765

ETRACS linked to the Wells Fargo Business Development Company Index due April 26, 2041 (Ticker: BDCS)	902641588

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043 (Ticker: CEFL)	90270L842

ETRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039 (Ticker: DJCI)	902641679

ETRACS linked to the Alerian MLP Infrastructure Index due April 2, 2040 (Ticker: MLPI)	902641646

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042 (Ticker: MORL)	90269A302

ETRACS linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due 2038 (Ticker: UCI)	902641778

With respect to the Exchange Offers, the undersigned hereby instructs you (CHECK APPROPRIATE BOX(ES)):

☐	TO TENDER the following Series A ETNs held by you for the account of the undersigned (INSERT NUMBER OF SERIES A ETNs TO BE TENDERED, IF ANY):

Title of Series A ETN	CUSIP Number	Total Number of Series A ETNs, Tendered
ETRACS Alerian MLP Index ETN due July 18, 2042 (Ticker: AMU)	90267B682

2xLeveraged Long ETRACS linked to the Wells Fargo Business Development Company Index due May 24, 2041 (Ticker: BDCL)	90267B765

ETRACS linked to the Wells Fargo Business Development Company Index due April 26, 2041 (Ticker: BDCS)	902641588

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043 (Ticker: CEFL)	90270L842

ETRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039 (Ticker: DJCI)	902641679

ETRACS linked to the Alerian MLP Infrastructure Index due April 2, 2040 (Ticker: MLPI)	902641646

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042 (Ticker: MORL)	90269A302

ETRACS linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due 2038 (Ticker: UCI)	902641778

☐	NOT TO TENDER any Series A ETNs held by you for the account of the undersigned.

If the undersigned instructs you to tender the Series A ETNs held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

(1)

The undersigned has full power and authority to tender the Series A ETNs tendered hereby and to tender, sell, assign and transfer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Series A ETNs.

(2)

The Series A ETNs being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Series A ETNs by the Issuer, the Issuer will acquire good, indefeasible and unencumbered title to such Series A ETNs, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by the Issuer.

(3)

The undersigned irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Series A ETNs (with full knowledge that the exchange agent also acts as the agent of the Issuer), with full powers if substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Series A ETNs tendered to be assigned, transferred and exchanged in the Exchange Offers.

(4)

The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Series A ETNs tendered hereby.

(5)

The undersigned acknowledges that none of the Issuer, the dealer manager, the exchange agent, the information agent or the trustee under the Series A Indenture or the Series B Indenture (each as defined in the Prospectus), or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to the Issuer or the offer or sale of any Series B ETNs, other than the information included in the Prospectus (as supplemented to the Applicable Exchange Date applicable to the undersigned).

(6)

The undersigned acknowledges that it (a) is not resident and/or located in any Member State of the EEA, or if resident and located in any Member State of the EEA, it is not a retail investor; for these purposes, “retail investor” means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (3) a person that is not a qualified investor as defined in the Prospectus Regulation; and (b) is acting for its own account, or, if it is acting as agent, each principal it is acting for is not a retail investor.

(7)

The undersigned acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Order; or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Exchange Offers in, from or otherwise involving the United Kingdom.

(8)

Each holder and transferee of a Series B ETN will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Series B ETNs constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the Series B ETNs by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(9)	The terms and conditions of the Exchange Offers shall be deemed to be incorporated in, and form a part of, this Letter of Instruction, which shall be read and construed accordingly.

Tenders of Series A ETNs in connection with any of the Exchange Offers may be withdrawn at any time prior to 5:00 p.m. New York City time on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered. Following each Applicable Exchange Date, Series A ETNs that were tendered in the preceding Exchange Period may not be validly withdrawn unless the Issuer is otherwise required by law to permit withdrawal. Once the Issuer accepts the tender of the Series A ETNs, this Letter of Instruction is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

(1)	Delay accepting any validly tendered Series A ETNs;

(2)	Reject any and all tenders of any particular Series A ETNs not properly tendered;

(3)	Refuse to accept any Series A ETNs if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful;

(4)	Terminate or amend any of the Exchange Offers, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent; and

(5)	Waive any defects or irregularities or conditions of the Exchange Offer as to any particular Series A ETNs before the Final Expiration Date of the Exchange Offers.

The undersigned also authorizes you to:

(1)	Confirm that the undersigned has made such representations; and

(2)	Take such other action as necessary under the Prospectus to effect the valid tender of such Series A ETNs.

The Exchange Offers are subject to certain conditions, described in the Prospectus in the section entitle “The Exchange Offers—Conditions to the Exchange Offers.”

Name of beneficial owner(s):

Signatures:

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Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: